THOMPSON   ATLANTA       CINCINNATI        COLUMBUS     NEW YORK
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  HINE           BRUSSELS         CLEVELAND       DAYTON        WASHINGTON, D.C.
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April 27, 2007

Johnson Mutual Funds Trust
3777 West Fork Road
Cincinnati, Ohio  45247

      RE: JOHNSON MUTUAL FUNDS TRUST, FILES NOS. 33-52970 AND 811-7254


Gentlemen:

      A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 20 to the Johnson Mutual Funds Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 22 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                Very truly yours,


                                /s/ THOMPSON HINE LLP
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                                THOMPSON HINE LLP